INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No.13 to Registration Statement (No. 33-52850) on Form N-1A of Cutler Trust (consisting of Cutler Core Fund and Cutler Value Fund) of our report dated August 1, 2001 in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



DELOITTE & TOUCHE
Boston, Massachusetts
October 30, 2001